AGREEMENT AND PLAN OF REORGANIZATION
BETWEEN
AMERICAN CENTURY MUTUAL FUNDS, INC.
WITH RESPECT TO ITS
GROWTH FUND
AND
AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
WITH RESPECT TO ITS
LIFE SCIENCES FUND

 THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 29th day of
May, 2009, by and between AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation, with its principal place of business at 4500 Main Street, Kansas City, Missouri 64111-0141 (the "Acquirer"),
with respect to its Growth Fund (the "Acquiring Fund") and AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
, a Maryland corporation, with its principal place of business at 4500 Main Street, Kansas City,
 Missouri
 64111-0141 (the "Acquiree"), with respect to its Life Sciences Fund, a series of the Acquiree
(the "Acquired Fund" and, collectively with the Acquiring Fund, the "Funds").
RECITALS
 This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning
 of Section 368 of the United States Internal Revenue Code of 1986, as amended (the "Code") and the
 Treasury Regulations promulgated thereunder.  The reorganization will consist of:  (i) the transfer of the net assets of the Acquired Fund in exchange for Investor Shares and Institutional Shares, par value $0.01 per share, of the Acquiring Fund ("Acquiring Fund Shares"); and (ii) the distribution of
Investor Shares of the Acquiring Fund to the holders of Investor Shares of the Acquired Fund, the distribution of Institutional Shares of the Acquiring Fund to the holders of Institutional Shares of the Acquired Fund, and the liquidation of the Acquired Fund as provided herein, all upon the terms and conditions set forth in this Agreement (the "Reorganization").
 WHEREAS, the Acquired Fund is a separate series of the Acquiree, the Acquiring Fund is a separate series of the Acquirer, and the Acquirer and the Acquiree are open-end, registered management
investment companies and the Acquired Fund owns securities that generally are assets of the character
in which the Acquiring Fund is permitted to invest;
 WHEREAS, each of the Acquiring Fund and the Acquired Fund is authorized to issue its respective
shares;
 WHEREAS, the Directors of the Acquirer have determined that the Reorganization, with respect to the Acquiring Fund, is in the best interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund will not be diluted as a result of the Reorganization; and
 WHEREAS, the Directors of the Acquiree have determined that the Reorganization, with respect to the Acquired Fund, is in the best interests of the Acquired Fund and that the interests of the existing
 shareholders of the Acquired Fund will not be diluted as a result of the Reorganization.
AGREEMENT
 NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter
 set forth, the parties hereto covenant and agree as follows:

ARTICLE I
TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR ACQUIRING FUND SHARES AND LIQUIDATION OF THE
ACQUIRED FUND
1.1 THE EXCHANGE.  Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to transfer all of its assets,
as set forth in paragraph 1.2, to the Acquiring Fund.  In exchange, the Acquiring Fund agrees to deliver
to the Acquired Fund the number of full and fractional Acquiring Fund Shares, determined by dividing the assets of the Acquired Fund, computed in the manner and as of the time and date set forth in paragraph 2.1 by the net asset value per share of the Acquiring Fund Shares computed in the manner and as of the time and date set forth in paragraph 2.2. Holders of Investor Shares of the
Acquired
Fund will receive Investor Shares of the Acquiring Fund and holders of Institutional Shares of the
Acquired Fund will receive Institutional Shares of the Acquiring Fund.  Such transactions shall take place at the closing on the Closing Date provided for in paragraph 3.1.
1.2 ASSETS TO BE ACQUIRED.  The assets of the Acquired Fund to be acquired by the
Acquiring Fund
 shall consist of property having a value equal to the total net assets of the Acquired Fund, including, without limitation, cash, securities, commodities, interests in futures and dividends or interest receivable, owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Closing Date.
The Acquired Fund has provided the Acquiring Fund with its most recent audited financial statements, which contain a list of all of the Acquired Fund's assets as of the date of such statements.
The Acquired Fund hereby represents that as of the date of the execution of this Agreement, there have been no changes in its financial position as reflected in such financial statements other than as the result of changes in the market values of securities or otherwise occurring in the ordinary course of business in connection with the purchase and sale of securities, the issuance and redemption
 of Acquired Fund shares and the payment of normal operating expenses, dividends and capital gains distributions.
1.3 LIABILITIES TO BE DISCHARGED.  The Acquired Fund will discharge all of its liabilities and obligations prior to the Closing Date.
1.4 LIQUIDATION AND DISTRIBUTION.  On or as soon after the Closing Date as is conveniently practicable:  (a) the Acquired Fund will distribute in complete liquidation of the Acquired Fund, pro rata to its shareholders of record, determined as of the close of business on the Closing Date
(the "Acquired Fund Shareholders"), all of the Acquiring Fund Shares received by the Acquired Fund pursuant to paragraph 1.1; and (b) the Acquired Fund will thereupon proceed to dissolve and terminate as set forth in paragraph 1.8 below.  Such distribution will be accomplished by the transfer of
Acquiring Fund Shares credited to the account of the Acquired Fund on the books of the Acquiring
Fund to open accounts on the share records of the Acquiring Fund in the name of the Acquired Fund
Shareholders, and representing the respective pro rata number of Acquiring Fund Shares due such shareholders.  All issued and outstanding shares of the Acquired Fund (the "Acquired Fund Shares")
will simultaneously be canceled on the books of the Acquired Fund. The Acquiring Fund shall not issue certificates representing Acquiring Fund Shares in connection with such transfer.
After the Closing Date, the Acquired Fund shall not conduct any business except in connection with its termination.
1.5 OWNERSHIP OF SHARES.  Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. Acquiring Fund Shares will be issued simultaneously to the
Acquired Fund, in an amount equal in value to the aggregate net asset value of the Acquired Fund
Shares, to be distributed to Acquired Fund Shareholders.
1.6 TRANSFER TAXES.  Any transfer taxes payable upon the issuance of Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund Shares on the books of the Acquired
Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.
1.7 REPORTING RESPONSIBILITY.  Any reporting responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired Fund.
1.8 TERMINATION.  The Acquired Fund shall be terminated promptly following the Closing Date and the making of all distributions pursuant to paragraph 1.4.
1.9 BOOKS AND RECORDS.  All books and records of the Acquired Fund, including all books and records required to be maintained under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, shall be available to the Acquiring Fund from and after the Closing Date and shall be turned over to the Acquiring Fund as soon as practicable following the Closing Date.
ARTICLE II

VALUATION
2.1 VALUATION OF ASSETS.  The value of the Acquired Fund's assets to be acquired by the Acquiring
 Fund hereunder shall be the value of such assets at the closing on the Closing Date, using the valuation procedures set forth in the Acquiring Fund's Articles of Incorporation, Bylaws and the
Acquiring Fund's then current prospectus and statement of additional information.
2.2 VALUATION OF SHARES.  The net asset value per share of Acquiring Fund Shares shall be the net asset value per share computed at the closing on the Closing Date, using the valuation procedures set forth in the Acquiring Fund's Articles of Incorporation, Bylaws and the Acquiring Fund's then current prospectus and statement of additional information.
2.3 SHARES TO BE ISSUED.  The number of the Acquiring Fund's shares to be issued
(including fractional shares, if any) in exchange for the Acquired Fund's assets, shall be determined as set forth in paragraph 1.1.
2.4 DETERMINATION OF VALUE.  All computations of value shall be made by American Century Investment
 Management, Inc. or its affiliates, on behalf of the Acquiring Fund and the Acquired Fund.
ARTICLE III

CLOSING AND CLOSING DATE
3.1 CLOSING DATE.  The closing shall occur on or about May 29, 2009, or such other date(s) as the parties may agree to in writing (the "Closing Date").  All acts taking place at the closing shall be deemed to take place at 4:00 p.m., Eastern Time, on the Closing Date unless otherwise provided herein.
  The closing shall be held at the offices of American Century Investments, 4500 Main Street, Kansas
 City, Missouri  64111-0141, or at such other time and/or place as the parties may agree.
3.2 CUSTODIAN'S CERTIFICATE. The Acquired Fund shall cause the custodian for the Acquired Fund
 (the "Custodian"), to deliver within one business day of the Closing a certificate of an authorized officer stating that:  (a) the Acquired Fund's portfolio securities, cash, and any other assets have been delivered in proper form to the Acquiring Fund as of the Closing Date; and (b) all necessary taxes including all applicable federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by the Acquired Fund.
3.3 EFFECT OF SUSPENSION IN TRADING.  In the event that on the scheduled Closing Date, either:
 (a) the New York Stock Exchange ("NYSE") or another primary exchange on which the portfolio securities of the Acquiring Fund or the Acquired Fund are purchased or sold, shall be closed to trading or trading on such exchange shall be restricted; or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading is fully resumed and reporting is restored.
3.4 TRANSFER AGENT'S CERTIFICATE. The Acquired Fund shall cause the transfer agent for the Acquired
 Fund as of the Closing Date, to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of Acquired Fund Shareholders, and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the
Closing.  The Acquiring Fund shall issue and deliver or cause American Century Services, LLC, its transfer agent, to issue and deliver a confirmation evidencing Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the Acquiree or provide evidence satisfactory to the Acquired
Fund that the Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund.  At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts, officer's certificates, transfer agent certificates, custodian certificates, opinions, and other certificates and documents, if any, as such other party or its counsel may reasonably request.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
4.1 REPRESENTATIONS OF THE ACQUIRED FUND.  The Acquiree, on behalf of the Acquired Fund, represents and warrants to the Acquirer as follows:
a)
The Acquired Fund is a legally designated, separate series of a corporation duly organized, validly existing and in good standing under the laws of Maryland.
b)
The Acquiree is registered as an open-end
 management investment company under the 1940 Act, and the Acquiree's registration with the Securities and Exchange Commission (the "Commission") as an investment company under the 1940 Act is in full force and effect.
c)
The current prospectus and statement of additional information of the Acquired
 Fund conform in all material respects to the applicable requirements of the Securities Act of
1933, as amended (the "1933 Act"), and the 1940 Act, and the rules and regulations thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
d)
The Acquired Fund is not, and the execution,
delivery, and performance of this Agreement (subject to shareholder approval) will not, result in the violation of any provision of the Acquiree's Articles of Incorporation or By-Laws or of
 any material agreement, indenture, instrument, contract, lease, or other undertaking to which the
 Acquired Fund is a party or by which it is bound.
e)
The Acquired Fund has no material contracts or
 other commitments (other than this Agreement) that will be terminated with liability to it before the Closing Date, except for liabilities, if any, to be discharged as provided in paragraph 1.3 hereof.
f)
No litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquired Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business, or the ability of the Acquired Fund to carry out the transactions contemplated by this Agreement.  The Acquired Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.
g)
The financial statements of the Acquired Fund as of November 30, 2008, and for the fiscal year then ended, have been prepared in accordance with generally accepted accounting principles, and audited by Deloitte & Touche LLP, independent registered public accounting firm, and such statements (copies of which have been furnished to the Acquiring Fund) fairly and accurately reflect the financial condition of the Acquired Fund as of such date, and there are no known contingent liabilities of the Acquired Fund as of such date that are not disclosed in such statements.
h)
Since the date of the financial statements referred to in subparagraph (g)
 above, there have been no material adverse changes in the Acquired Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as identified and disclosed by the
 Acquired Fund on a schedule to this Agreement.  For the purposes of this subparagraph (h), a decline in the net asset value of the Acquired Fund in and of itself shall not constitute a material adverse change.
i)
All federal and other tax returns and reports of the Acquired Fund required by law to be filed, have been timely and accurately filed, and all federal and other taxes shown due on such returns and reports have been paid, or provision shall have been made for the payment thereof.  To the best of the Acquired Fund's knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.j)
All issued and outstanding Acquired Fund Shares are duly and validly issued and outstanding, fully paid and non-assessable by the Acquired Fund.  All of the issued and outstanding Acquired
 Fund Shares will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the Acquired Fund's transfer agent as provided in paragraph 3.4.
The Acquired Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any of the Acquired Fund Shares, and has no outstanding securities convertible into any of the Acquired Fund Shares.
k)
At the Closing Date, the Acquired Fund will have good and
 marketable title to the Acquired Fund's assets to be transferred to the Acquiring Fund pursuant to paragraph 1.2, and full right, power, and authority to sell, assign, transfer, and deliver such assets hereunder, free of any lien or other encumbrance, except those liens or encumbrances to which the Acquiring Fund has received notice, and, upon delivery and payment for such assets, and the filing of any articles, certificates or other documents under the laws of Maryland, the
 Acquiring Fund will acquire good and marketable title, subject to no restrictions on the full transfer of such assets, other than such restrictions as might arise under the 1933 Act, and other than as disclosed to and accepted by the Acquiring Fund.
l)
The execution, delivery and
 performance of this Agreement have been duly authorized by all necessary action on the part of the Acquired Fund and its Board of Directors.  Subject to approval by the Acquired Fund
Shareholders, this Agreement constitutes a valid and binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.
m)
The information to be furnished by the Acquired Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall comply in all material respects with federal securities and other laws and regulations and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.
n)
The Acquired Fund has elected to qualify and
 has qualified as a "regulated investment company" under the Code (a "RIC"), as of and since its first taxable year; has been a RIC under the Code at all times since the end of its first taxable year when it so qualified; and qualifies and will continue to qualify as a RIC under the Code for its taxable year ending upon its liquidation.
o)
No governmental consents, approvals,
 authorizations or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act or Maryland law for the execution of this Agreement by the Acquiree, for itself and on behalf of the Acquired Fund, except for the effectiveness of the Registration Statement (as defined in paragraph 5.7), and the filing of any articles, certificates or other documents that may be required under Maryland law, and except for such other consents, approvals, authorizations and filings as have been made or received, and except for such consents, approvals, authorizations and filings as may be required subsequent to the
 Closing Date, it being understood, however, that this Agreement and the transactions contemplated herein must be approved by the shareholders of the Acquired Fund as described in paragraph 5.2.
4.2  REPRESENTATIONS OF THE ACQUIRING FUND.  The Acquirer on behalf of the Acquiring Fund represents and warrants to the Acquiree as follows:
a)
The Acquiring Fund is a legally designated, separate series of a corporation duly organized, validly existing and in good standing under the laws of Maryland.
b)
The Acquirer is registered
 as an open-end management investment company under the 1940 Act, and the Acquirer's registration with the Commission as an investment company under the 1940 Act is in full force and effect.
c)
The current prospectus and statement of additional information of the Acquiring
Fund conform in all material respects to the applicable requirements of the 1933 Act and the
 1940 Act, and the rules and regulations thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make such statements therein, in light of the circumstances under which they were made, not misleading.
d)
The Acquiring Fund is not, and the execution, delivery and performance of this
 Agreement will not, result in a violation of any provision of the Acquirer's Articles of
 Incorporation or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquiring Fund is a party or by which it is bound.

e)
No litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquiring
Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business, or the ability of the Acquiring Fund to carry out the transactions contemplated by this Agreement.  The
Acquiring Fund knows of no facts that might form the basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated herein.
f)
The financial
 statements of the Acquiring Fund as of October 31, 2008, and for the fiscal year then ended, have been prepared in accordance with generally accepted accounting principles, and audited by Deloitte & Touche LLP, independent registered public accounting firm, and such statements (copies of which have been furnished to the Acquired Fund) fairly and accurately reflect the financial condition of the Acquiring Fund as of such date, and there are no known contingent liabilities of the Acquiring Fund as of such date that are not disclosed in such statements.
g)
Since the date of the financial statements
 referred to in subparagraph (f) above, there have been no material adverse changes in the Acquiring Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Acquiring
 Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as identified and disclosed by the Acquiring Fund on a schedule to this Agreement.  For the purposes of this subparagraph (g), a decline in the net asset value of the Acquiring Fund in and of itself shall not constitute a material adverse change.
h)
All federal and other tax returns and reports of the Acquiring Fund required by law to be filed, have been timely and accurately filed and all federal and other taxes shown due on such returns and reports have been paid, or provision shall have been made for their payment.  To the best of the Acquiring Fund's knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.
i)
All issued
 and outstanding Acquiring Fund Shares are duly and validly issued and outstanding, fully paid and non-assessable by the Acquiring Fund.  The Acquiring Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any Acquiring Fund Shares, and has no outstanding securities convertible into any Acquiring Fund Shares.
j)
The execution,
delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund and its Board of Directors, and this Agreement constitutes a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.
k)
Acquiring
 Fund Shares to be issued and delivered to the Acquired Fund for the account of the Acquired
 Fund Shareholders pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized.  When so issued and delivered, such shares will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable.
l)
The information
 to be furnished by the Acquiring Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall comply in all material respects with federal securities and other laws and regulations and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.
m)
The Acquiring Fund has elected to qualify and has qualified as a RIC under the
Code, as of and since its first taxable year; has been a RIC under the Code at all times since the end of its first taxable year when it so qualified; and qualifies and shall continue to qualify as a RIC under the Code for its current taxable year.
n)
No governmental consents,
approvals, authorizations or filings are required under the 1933 Act, the 1934 Act, the
1940 Act or Maryland law for the execution of this Agreement by the Acquirer, for itself, and on behalf of the Acquiring Fund, except for the effectiveness of the Registration Statement
 (as defined in paragraph 5.7), and the filing of any articles, certificates or other documents that may be required under Maryland law, and except for such other consents, approvals, authorizations and filings as have been made or received, and except for such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.
o)

The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and any state blue sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.ARTICLE V

COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUND
5.1 OPERATION IN ORDINARY COURSE.  The Acquiring Fund and the Acquired Fund will each operate its respective business in the ordinary course between the date of this Agreement and the Closing Date,  it being understood that such ordinary course of business will include customary dividends and shareholder purchases and redemptions, provided, however, that the
 Acquired Fund may be closed to new investments in anticipation of the Reorganization.
5.2 APPROVAL OF SHAREHOLDERS.  The Acquiree will call a special meeting of the Acquired
 Fund Shareholders to consider and act upon this Agreement and to take all other appropriate action necessary to obtain approval of the transactions contemplated herein.
5.3 INVESTMENT REPRESENTATION.  The Acquired Fund covenants that the Acquiring Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution, other than in connection with the Reorganization and in accordance with the terms of this Agreement.
5.4 ADDITIONAL INFORMATION.  The Acquired Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund's shares.
5.5 FURTHER ACTION.  Subject to the provisions of this Agreement, the Acquiring Fund and the Acquired Fund will each take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.
5.6 STATEMENT OF EARNINGS AND PROFITS.  As promptly as practicable, but in any case within sixty days after the Closing Date, the Acquired Fund shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes that will be carried over by the Acquiring Fund as a result of Section 381 of the Code.
5.7 PREPARATION OF REGISTRATION STATEMENT AND PROXY.  The Acquirer will review and file with the Commission a registration statement on Form N-14 relating to the Acquiring Fund
 Shares to be issued to shareholders of the Acquired Fund (the "Registration Statement").
  The Registration Statement shall include a proxy statement and a prospectus of the Acquiring
 Fund relating to the transaction contemplated by this Agreement.  The Registration Statement shall be in compliance with the 1933 Act, the 1934 Act and the 1940 Act, as applicable.
Each party will provide the other party with the materials and information necessary to prepare the Registration Statement (the "Proxy Materials"), for inclusion therein, in connection with the meeting of the Acquired Fund Shareholders to consider the approval of this Agreement and the transactions contemplated herein.
5.8 DISTRIBUTIONS.  On or before the Closing Date, the Acquired Fund shall have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the  Acquired Fund Shareholders all of the Acquired Fund's
investment company taxable income (computed without regard to any deduction for dividends paid), if any, plus the excess, if any, of its interest income excludible from gross income under
Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for all taxable periods or years ending on or before the Closing Date, and all of its net capital gains realized (after reduction for any capital loss carry forward), if any, in all taxable periods or years ending on or before the Closing Date.
5.9  TAX RETURNS.  The Acquiring Fund and the Acquired Fund agree to cooperate with each other after the Closing in filing any tax return, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes.
5.10 CONFIRMATION OF TAX BASIS.  The Acquired Fund shall deliver to the Acquiring Fund on the Closing Date confirmations or other adequate evidence as to the tax basis and holding period of each of the Assets delivered to the Acquiring Fund hereunder.
ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND
 The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all the obligations to be performed by the Acquiring Fund pursuant to this Agreement, on or before the Closing Date and, in addition, subject to the following conditions:
6.1 All representations, covenants, and warranties of the Acquiring Fund contained in this
 Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The
 Acquiring Fund shall have delivered to the Acquired Fund on such Closing Date a certificate executed in the Acquiring Fund's name by the Acquirer's President or Vice President and its
 Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquired Fund and dated as of the Closing Date, to such effect and as to such other matters as the Acquired Fund shall reasonably request.
ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND
 The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund of all the obligations to be performed by the Acquired Fund pursuant to this Agreement, on or before the Closing Date and, in addition, shall be subject to the following conditions:
7.1 All representations, covenants, and warranties of the Acquired Fund contained in this
Agreement shall be true and correct in all material respects as of the date hereof and as of the
 Closing Date, with the same force and effect as if made on and as of such Closing Date.  The
Acquired Fund shall have delivered to the Acquiring Fund on such Closing Date a certificate executed in the Acquired Fund's name by the Acquiree's President or Vice President and its Treasurer or
 Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of such Closing Date, to such effect and as to such other matters as the Acquiring Fund shall reasonably request.
7.2 The Acquired Fund shall have delivered to the Acquiring Fund a statement of the Acquired
 Fund's assets and liabilities, together with a list of the Acquired Fund's portfolio securities showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date.
ARTICLE VIII

FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
ACQUIRING FUND AND ACQUIRED FUND
If any of the conditions set forth below do not exist on or before the Closing Date with respect to the Acquired Fund or the Acquiring Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:
8.1 This Agreement and the transactions contemplated herein, with respect to the Acquired Fund, shall have been approved by the requisite vote of the Board of Directors and the Acquired Fund
 Shareholders in accordance with applicable law and the provisions of the Acquiree's Articles of
 Incorporation and By-Laws.  Certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Fund.  Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 8.1.
8.2 On the Closing Date, the Commission shall not have issued an unfavorable report under
Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.
Furthermore, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.
8.3 All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of state securities authorities, including any necessary "no-action" positions and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund, provided that either party hereto may waive any such conditions for itself.
8.4 The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued.  To the best knowledge of the parties to this Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.
8.5 The parties shall have received an opinion of Reed Smith LLP substantially to the effect that for federal income tax purposes:
a)
The transfer of all of the Acquired Fund's assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares (followed by the distribution of Acquiring Fund Shares to the
Acquired Fund Shareholders in dissolution and liquidation of the Acquired Fund) will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Acquiring Fund
 and the Acquired Fund will each be a "party to a reorganization" within the meaning of Section
 368(b) of the Code.
b)
No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund solely in exchange for Acquiring Fund Shares.
c)
No gain or
 loss will be recognized by the Acquired Fund upon the transfer of the Acquired Fund's assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares or upon the distribution
 (whether actual or constructive) of Acquiring Fund Shares to Acquired Fund Shareholders in
 exchange for their Acquired Fund Shares.
d)
No gain or loss will be recognized by any Acquired
 Fund Shareholder upon the exchange of its Acquired Fund Shares for Acquiring Fund Shares.
e)The aggregate tax basis of the Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired
 Fund Shares held by it immediately prior to the Reorganization.  The holding period of the
 Acquiring Fund Shares received by each Acquired Fund Shareholder will include the period during which the Acquired Fund Shares exchanged therefor were held by such shareholder, provided the
 Acquired Fund Shares are held as capital assets at the time of the Reorganization.
f)
The tax
 basis of the Acquired Fund's assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund immediately prior to the Reorganization.  The holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund.

Such opinion shall be based on customary assumptions and such representations as Reed Smith
 LLP may reasonably request, and the Acquired Fund and Acquiring Fund will cooperate to make and certify the accuracy of such representations.  The foregoing opinion may state that no opinion is expressed as to the effect of the Reorganization on the Acquiring Fund, the Acquired
 Fund or any Acquired Fund Shareholder with respect to any asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year
 (or on the termination or transfer thereof) under a mark-to-market system of accounting.
  Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired
 Fund may waive the conditions set forth in this paragraph 8.5.
ARTICLE IX

EXPENSES
As soon as practical after the Closing, American Century Investment Management, Inc., or its
 affiliates, shall pay expenses associated with the Acquiring Fund's and Acquired Fund's participation in the Reorganization.  Such Reorganization expenses include:  (a) expenses associated with the preparation and filing of the Proxy Materials; (b) postage; (c) printing;
 (d) accounting fees; (e) legal fees incurred by each Fund; (f) solicitation costs of the transaction; and (g) other related administrative or operational costs. Any registration or licensing fee will be borne by the Fund incurring such fee.  The Acquired Fund will pay for any brokerage charges associated with the disposition of its respective portfolio securities prior to the Reorganizations.  The Acquiring Fund will pay for any brokerage charges and other transaction costs associated with transactions (whether purchase or sale) involving assets received by the Acquired Fund in the Reorganization.
ARTICLE X

ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
10.1 The Acquirer, on behalf of the Acquiring Fund, and the Acquiree, on behalf of the
 Acquired Fund, agree that neither party has made to the other party any representation, warranty and/or covenant not set forth herein, and that this Agreement constitutes the entire agreement between the parties.
10.2 Except as specified in the next sentence set forth in this paragraph 10.2, the representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement, shall not survive the consummation of the transactions contemplated hereunder.  The covenants to be performed after the Closing Date shall continue in effect beyond the consummation of the transactions contemplated hereunder.
ARTICLE XI

TERMINATION
This Agreement may be terminated by the mutual agreement of the Acquirer and the Acquiree.
  In addition, either the Acquirer or the Acquiree may at its option terminate this Agreement at or before the Closing Date due to:
a)
a breach by the other of any representation, warranty, or agreement contained herein to be performed at or before the Closing Date, if not cured within 30 days;
b)
a condition herein
expressed to be precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met; or
c)
a determination by a party's
Board of Directors, as appropriate, that the consummation of the transactions contemplated herein is not in the best interest of the Acquiree or the Acquirer, respectively, and notice given to the other party hereto.
In the event of any such termination, in the absence
 of willful default, there shall be no liability for damages on the part of the Acquiring
Fund, the Acquirer, the Acquired Fund, the Acquiree, or their respective directors or officers, to the other party or its directors or officers.
ARTICLE XII

AMENDMENTS
This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of the Acquiree and the Acquirer as specifically authorized by their respective Boards of Directors; provided, however, that following the meeting of the Acquired Fund Shareholders called by the Acquired Fund pursuant to paragraph
 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Acquired Fund
Shareholders under this Agreement to the detriment of such shareholders without their further approval.
ARTICLE XIII

HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
LIMITATION OF LIABILITY
13.1 The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
13.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
13.3 This Agreement shall be governed by and construed in accordance with the laws of the
 State of Missouri, without regard to the conflict of laws rules of that or any other jurisdiction.
13.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this paragraph, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
on behalf of its portfolio,

LIFE SCIENCES FUND

By:__/s/ Charles A. Etherington
___________________________________

      Name: Charles A. Etherington
      Title: Senior Vice President

AMERICAN CENTURY MUTUAL FUNDS, INC.
on behalf of its portfolio,

GROWTH FUND

By:___/s/ David H. Reinmiller
____________________________________

      Name: David H. Reinmiller
      Title: Vice President